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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: October 20, 1997


                            THE SEAGRAM COMPANY LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           Canada                     1-2275                        None
(STATE OR OTHER JURISDICTION        (COMMISSION                (IRS EMPLOYER
      OF INCORPORATION)             FILE NUMBER)             IDENTIFICATION NO.)


               1430 Peel Street, Montreal, Quebec, Canada H3A 1S9
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               Registrant's telephone number, including area code:

                                 (514) 849-5271
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Item 5.    Other Events.

           In a series of transactions designed to create an enterprise of sufficient size and focus capable of competing in today's increasingly concentrated world, Universal Studios, Inc. ("Universal"), a subsidiary of The Seagram Company Ltd. (the "Corporation"), and HSN, inc. ("HSNi") announced on October 20, 1997 the contribution of the majority of Universal's television assets to HSNi in a transaction in which Universal will receive $4.075 billion in value in the form of 45 percent of HSNi's outstanding common equity equivalents plus approximately $1.2 billion in cash. In addition, HSNi intends to change its corporate name to USA Networks, Inc. This diversified company will have assets in cable, broadcasting, television programming and production as well as electronic commerce, including electronic retailing, ticketing, teleservices and full service fulfillment. Barry Diller will continue to be Chairman and Chief Executive Officer of the newly-named entity.

           The Universal assets being contributed include all the domestic operations and 50 percent of the international operations of USA Network, and the Sci-Fi Network, and Universal Television's U.S. production and distribution operations, which include such successful shows as Law & Order, Hercules: The Legendary Journeys, Xena: Warrior Princess and Sally Jesse Raphael. These assets will be combined with HSNi's Home Shopping Network and its interest in Ticketmaster Group, Inc. Universal will retain ownership of its television library, its comedy production business and its international television production and distribution operations. HSNi and Universal will each own 50 percent of a newly-created international television joint venture.

           For regulatory reasons, Universal's 45 percent interest in HSNi will be held in a subsidiary which will also own the non-broadcast assets of HSNi. This 45 percent interest will be exchangeable in accordance with Federal Communications Commission rules into an equivalent percentage of the outstanding equity of HSNi. After giving effect to these transactions, Liberty Media will own 15 percent of HSNi and would have the right to increase its equity to up to 25 percent. This right may be exercised by Liberty for assets agreed to by the parties or cash. Barry Diller, Chairman and Chief Executive Officer of HSNi, will be entitled to continue to exercise voting rights over all HSNi securities owned by Liberty, and also will exercise voting rights over all voting securities received by Universal. In addition, Universal has agreed that, subject to certain exceptions, for a four-year period, it will not increase its equity ownership interest beyond 45 percent, transfer its equity interest or engage in certain restricted conduct. It is expected that Edgar Bronfman, Jr., the Corporation's President and Chief Executive Officer, and three other Universal designees will join HSNi's Board of Directors. Additionally, it is expected that Barry Diller, upon completion of the transaction, will become a member of the Board of Directors of the Corporation.

           The transactions are subject to customary conditions, including HSNi stockholder approval, which is expected to occur early in the first quarter of 1998.


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           A copy of the press release is attached hereto as an exhibit and is incorporated herein by reference.



Item 7.    Financial Statements and Exhibits.

           (c)  Exhibits

           (99) Press Release.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    THE SEAGRAM COMPANY LTD.
                                         (Registrant)



Date: October 21, 1997
                                    By: /s/ Daniel R. Paladino
                                        -------------------------------------
                                        Daniel R. Paladino
                                        Executive Vice President -- Legal and
                                         Environmental Affairs


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                                  EXHIBIT INDEX




Exhibit                       Description of Exhibit               Sequentially
Number                                                             Numbered Page

 (99)                             Press Release.                        6